BURLINGTON NORTHERN SANTA FE
                      INVESTMENT AND RETIREMENT PLAN

         BURLINGTON NORTHERN SANTA FE INVESTMENT AND RETIREMENT PLAN

                              TABLE OF CONTENTS
     Section                                                            Page

                    ARTICLE 1 - ESTABLISHMENT OF THE PLAN


     1.1     Adoption of Plan                                             1
     1.2     Amendment of Predecessor Plans                               1
     1.3     Assumption of Assets and Liabilities of Predecessor Plans    1
     1.4     Internal Revenue Service Approval                            1
     1.5     Special Rule For Pipeline Employees                          1


                            ARTICLE 2 - DEFINITIONS

     2.1     Accounts                                                    2
     2.2     Affiliated Company                                          2
     2.3     Average Contribution Percentage                             2
     2.4     Beneficiary                                                 2
     2.5     Code                                                        2
     2.6     Company                                                     2
     2.7     Compensation                                                3
     2.8     Deferred Contributions                                      3
     2.9     Deferred Contributions Account                              3
     2.10     Employee                                                   3
     2.11     Employer                                                   3
     2.12     Employer Contributions                                     3
     2.13     Employer Contributions Account                             3
     2.14     ERISA                                                      4
     2.15     ESOP Account                                               4
     2.16     Flex Account                                               4
     2.17     IRA Account                                                4
     2.18     Named Fiduciary                                            4
     2.19     Highly Compensated Employee                                4
     2.20     Normal Retirement Date                                     4
     2.21     Participant                                                5
     2.22     Participant Contributions                                  5
     2.23     Participant Contributions Account                          5
     2.24     Participation Service                                      5
     2.25     Participating Company                                      5

             BURLINGTON NORTHERN INVESTMENT AND RETIREMENT PLAN

     Section                                                            Page

                     ARTICLE 2 - DEFINITIONS  (Continued)

     2.26     Plan                                                       5
     2.27     Plan Administrator                                         5
     2.28     Plan Year                                                  5
     2.29     Qualified Joint And Survivor Annuity                       5
     2.30     Rollover Account                                           5
     2.31     Total Disability                                           5
     2.32     Trustee                                                    5
     2.33     Trustee Transfer Account                                   6
     2.34     Valuation Date                                             6
     2.35     Vesting Service                                            6
     2.36     Number and Gender                                          6


                ARTICLE 3 - EMPLOYEES ENTITLED TO PARTICIPATE

     3.1     Date Of Eligibility                                         7
     3.2     Termination Of Employment                                   7
     3.3     Participation Requirements                                  7


                           ARTICLE 4 - CONTRIBUTIONS

     4.1     Investing Contributions                                    8
     4.2     Contribution Elections                                     8
     4.3     Elections                                                  8
     4.4     Highly Compensated Employee Limit                          8
     4.5     Employer Contributions                                     10
     4.6     Participant Contributions By Payroll Deductions            10
     4.7     Suspension of Contributions and Changes in
                Contribution Rates                                      10
     4.8     Resumption Of Contributions                                11
     4.9     Administrative Costs                                       11
     4.10     Transfer of Accounts To and From Other Plans              11
     4.11     Correction of Excess Contributions                        11
     4.12     Maximum Contributions                                     12

             BURLINGTON NORTHERN INVESTMENT AND RETIREMENT PLAN


                       TABLE OF CONTENTS - Continued
     Section                                                            Page


                   ARTICLE 5 -  INVESTMENT OF CONTRIBUTIONS

     5.1     Investment Choices                                          13
     5.2     Investment Elections                                        14
     5.3     Investment Election Limitation                              14
     5.4     Valuation of Accounts                                       14
     5.5     Interfund Transfers                                         15
     5.6     Tender or Exchange Offer                                    15


                             ARTICLE 6 - VESTING

     6.1     Vested Interest                                            16
     6.2     Employee Transfers                                         16
     6.3     Nonforfeitable Rights                                      17


          ARTICLE 7 - WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

     7.1     Participant Contributions Account Withdrawals              18
     7.2     Age 59 1/2 Withdrawals                                     18
     7.3     Hardship Withdrawals                                       18
     7.4     Outstanding Loans                                          20


               ARTICLE 8 - DISTRIBUTIONS OTHER THAN WITHDRAWALS

     8.1     Distribution Elections                                     22
     8.2     Death of a Participant                                     23
     8.3     Missing Participants                                       24
     8.4     Failure To Make an Election                                24
     8.5     Payment Unable To Be Distributed                           24
     8.6     Notification Of Annuity Options                            25
     8.7     Request For Annuity Options                                25
     8.8     Valuation Of Accounts                                      25
     8.9     Notices Of Distribution                                    25

             BURLINGTON NORTHERN INVESTMENT AND RETIREMENT PLAN


                       TABLE OF CONTENTS - Continued

     Section                                                          Page

                           ARTICLE 9 - FORFEITURES

     9.1     Forfeiture Of Employer Contributions Account              27


                          ARTICLE 10 - ADMINISTRATION

     10.1     Plan Administrator                                       28
     10.2     Administrative Powers                                    28
     10.3     Information To Participants                              28
     10.4     Direction To Trustee                                     29
     10.5     Requests To Trustee                                      29
     10.6     Employment Of Advisors And Staff                         29
     10.7     Fiduciary Duties                                         29
     10.8     Indemnification                                          29


                            ARTICLE 11 - AMENDMENTS

     11.1     Plan Amendments                                          30


                       ARTICLE 12 - TERMINATION OF PLAN

     12.1     Termination Of Plan By Participating Company            31
     12.2     Vesting Rights                                          31
     12.3     Pro Rata Distribution Of Forfeitures                    31
     12.4     Partial Termination                                     31


                     ARTICLE 13 - MISCELLANEOUS PROVISIONS

     13.1     Interpretation Of Plan Provisions                       32
     13.2     Prohibition On Reversion                                32
     13.3     Adoption of Plan By Affiliated Company                  32

             BURLINGTON NORTHERN INVESTMENT AND RETIREMENT PLAN


                       TABLE OF CONTENTS - Continued
     Section                                                         Page

              ARTICLE 13 - MISCELLANEOUS PROVISIONS  (Continued)

     13.4     Alienation Of Benefits                                   32
     13.5     Qualified Domestic Relations Orders                      32
     13.6     Appeals                                                  33
     13.7     Availability Of Plan Document                            33
     13.8     Incapacitated Persons                                    33
     13.9     Legal Rights of Participants                             33
     13.10    Final Judgments                                          34
     13.11    Plan Provisions Held Illegal or Invalid                  34
     13.12    Illinois Law     `                                       34
     13.13    Intent                                                   34
     13.14    Uniformed Services Employment and Reemployment
                Rights Act                                             35
     13.15    Application of Compensation Limitation                   35
     13.16    Telephonic and Electronic Transmissions
                Treated as Signed Writings                             35


                         ARTICLE 14 - TOP-HEAVY RULES

     14.1     Top-Heavy Rules                                          36
     14.2     Definition Of Top-Heavy                                  37
     14.3     Key Employees                                            37
     14.4     Additional Top-Heavy Rules                               37


                              ARTICLE 15 - LOANS

     15.1     Loan Applications                                        39
     15.2     Loan Requirements                                        39
     15.3     Repayment Of Plan Loans                                  40
     15.4     Loan Application Approval                                40
     15.5     Borrowing Sequence                                       41
     15.6     Funding Of Loans                                         41
     15.7     Loan Repayments                                          41
     15.8     Loan Security                                            41

             BURLINGTON NORTHERN INVESTMENT AND RETIREMENT PLAN


                TABLE OF CONTENTS - Continued and Concluded

     Section                                                         Page

                       ARTICLE 15 - LOANS  (Continued)

     15.9     Repayment While On Leave Of Absence Or While
                Disabled                                              41
     15.10     Default                                                41
     15.11     Former Participants                                    42
     15.12     General Requirements                                   42


                     ARTICLE 16 - ROLLOVERS AND TRANSFERS

     16.1     Rollovers                                               43
     16.2     Trustee Transfers From Other Qualified Plans            43
     16.3     Trustee Transfer To Other Qualified Plans               43
     16.4     Definitions                                             43

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              BURLINGTON NORTHERN INVESTMENT AND RETIREMENT PLAN


                     ARTICLE 1 - ESTABLISHMENT OF THE PLAN

  1.1 Adoption of Plan. The Burlington Northern Santa Fe Investment and Retirement Plan described herein (hereinafter called the "Plan") is adopted by Burlington Northern Santa Fe Corporation (hereinafter called the "Company") effective January 1, 1997, to provide benefits to eligible salaried employees of the Company and its Affiliated Companies.

  1.2 Amendment of Predecessor Plans. Effective January 1, 1997, the Plan amends, replaces, and combines the following plans (hereinafter called "Predecessor Plans"):

      (a) The Santa Fe Pacific Retirement and Savings Plan as in effect on December 31, 1996, attached hereto as Exhibit I (hereinafter called the "SFP Plan"), and

      (b) the Burlington Northern Inc. Thrift and Profit Sharing Plan I as in effect on December 31, 1996, attached hereto as Exhibit II (hereinafter called the "BNI Plan").

          The benefits with respect to each person who is a Participant on and after January 1, 1997, shall be determined under the Plan. The benefits of each other participant or former participant in the Predecessor Plans who does not become a Participant on and after January 1, 1997, shall be determined under the provisions of the Predecessor Plan in which he was a participant in effect at the time of his termination of employment, and such benefits shall be payable under the Plan. As of January 1, 1997, the Plan has been adopted by all Affiliated Companies which had adopted a Predecessor Plan.

1.3 Assumption of Assets and Liabilities of Predecessor Plans. Effective January 1, 1997, all assets and liabilities of the Predecessor Plans shall be assumed by the Plan.

1.4 Internal Revenue Service Approval. The Plan and the Trust established under the Plan are adopted subject to the approval of the Internal Revenue Service. The Company may make any changes in the Plan necessary to obtain Internal Revenue Service approval.

1.5 Special Rule For Pipeline Employees. Participants who are Employees of Santa Fe Pacific Pipelines, Inc. shall be governed by the provisions of the SFP Plan as it existed prior to January 1, 1997, until January 31, 1997.

                          ARTICLE 2 -DEFINITIONS

       When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context.

2.1    "Accounts" shall mean a Participant's Deferred Contributions
 Account, Employer Contributions Account, Participant Contributions Account, Rollover Account, Trustee Transfer Account, ESOP Account, IRA Account, and Flex Account, if any.

2.2 "Affiliated Company" shall mean every corporation (including the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code), which includes the Company. "Affiliated Company" shall also mean any trade or business under common control with an Affiliated Company within the meaning of Section 414(c) of the Code. For purposes of Section 4.12, the modification of Sections 414(b) and 414(c) of the Code by Section 415(b) of the Code is incorporated.

2.3 "Average Contribution Percentage" means, for Highly Compensated Employees for a Plan Year, the average of the ratios for each Highly Compensated Employee of:

        (a) the amount of Deferred Contributions (or the total of Employee Contributions plus Company Contributions) actually payable to the Trustee under the Plan on behalf of each such Highly Compensated Employee for such Plan Year, to

        (b)     such Highly Compensated Employee's Compensation for such Plan
  Year.

        Average Contribution Percentage means, for Employees other than Highly Compensated Employees for a Plan Year, the average of the ratios for each Employee other than a Highly Compensated Employee of:

        (a) the amount of Deferred Contributions (or the total of Employee Contributions plus Company Contributions) actually payable to the Trustee under the Plan on behalf of each such Employee other than a Highly Compensated Employee for the prior Plan Year, to

        (b)     such Employee's Compensation for such prior Plan Year.

2.4 "Beneficiary" shall mean any individual, trust or other recipient named by a Participant to receive benefits payable hereunder upon his death, or the spouse, children or estate of the Participant, all as provided in Section 8.2 hereof.

2.5     "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.6     "Company" shall mean Burlington Northern Santa Fe Corporation.

2.7 "Compensation" shall mean the total of salary, wages (including cash bonuses, bonuses which are exchanged for an Exchange Grant under the BNSF Incentive Compensation Bonus Stock Program or any similar program maintained by an Affiliated Company and bonuses which are deferred under the BNSF Senior Management Stock Deferral Plan) and any deferrals made under this Plan and any cafeteria plan which meets the requirements of
 Section 125 of the Code, excluding overtime, severance benefits, payments while on a leave of absence other than for short-term illness, unused vacation pay, business expense reimbursements, relocation benefits and geographic differentials, any income realized for federal tax purposes as a result of group life insurance or other employee benefit plans, the grant of stock or the grant or exercise of an option to acquire stock, payments made under any company Long-Term Disability Plan paid to a Participant by a Participating Company, and amounts deferred under a non-qualified salary deferral plan (other than bonuses which are deferred under the BNSF Senior Management Stock Deferral Plan), provided, however, that, with respect to former participants in the SFP Plan, bonuses which are earned prior to 1997 shall not be considered to be Compensation. Notwithstanding anything in the preceding sentence to the contrary, the amount deemed to be "Compensation" with respect to any particular Participant shall not in any event exceed $150,000 during any Plan Year. The $150,000 limitation is subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

2.8 "Deferred Contributions" shall mean Contributions made on behalf of a Participant pursuant his election pursuant to Section 4.2(a) hereof.

2.9 "Deferred Contributions Account" shall mean that portion of a Participant's interest in this Plan which is attributable to his Deferred Contributions Account in the SFP Plan as of December 31, 1996, his Basic Contributions to the BNI Plan as of December 31, 1996, and Deferred Contributions made on his behalf hereunder pursuant to Section 4.2(a) hereof.

2.10 "Employee" shall mean any person, other than a non-resident alien, regularly assigned pursuant to the employment records of the Employer (as determined by it in its discretion) to a salaried position not subject to a collective agreement. In no event shall a leased employee (as defined in Section 414(n)(2) of the Code or a person the Employer has categorized as an independent contractor be considered an Employee.

2.11 "Employer" shall mean a Participating Company, or any successor organization which shall assume the obligations of this Plan with respect to its Employees.

2.12 "Employer Contributions" shall mean Contributions made by the Employer to the Accounts of Participants pursuant to Section 4.5 hereof.

2.13 "Employer Contributions Account" shall mean that portion of a Participant's interest in this Plan which is attributable to his Employer Contributions Account in the SFP Plan as of December 31, 1996, his Matching Company Contributions to the BNI Plan as of December 31, 1996, and Employer Contributions made on his behalf hereunder pursuant to
 Section 4.5 hereof.

2.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.15 "ESOP Account" shall mean a Participant's interest in the Plan attributable to his ESOP Rollover Account in the BNI Plan as of December 31, 1996, and his TRASOP Account in the SFP Plan as of December 31, 1996.

2.16 "Flex Account" shall mean a Participant's interest in the Plan attributable to Flex Contributions made to the BNI Plan as of December 31, 1996.

2.17 "IRA Account" shall mean a Participant's interest in the Plan attributable to his IRA Account in the BNI Plan as of December 31, 1996.

2.18     "Named Fiduciary" shall mean the Plan Administrator.

2.19     "Highly Compensated Employee" means an Employee who

        (a) at any time during the current Plan Year or the preceding Plan Year was a 5-percent owner (as defined in Section 416(i)(1) of the Code), or

        (b) during the preceding Plan Year had compensation (as defined in Section 414(q)(4) of the Code) from the Employer in excess of $80,000 (as adjusted from time to time in accordance with Section 414(q)(1) of the Code), and, if the Company elects the application of this clause for such preceding year, was in the group of the top 20% of employees when ranked on the basis of such compensation for such preceding year.

     For purposes of this section,

       (a) a former Employee shall also be treated as a Highly Compensated Employee if such former Employee was a Highly Compensated Employee when such Employee terminated employment or such Employee was a Highly Compensated Employee at any time after attaining age 55, and

       (b) an Employee who performs no service for the company during a Plan Year (for example, an employee who is on an authorized leave of absence throughout the Plan Year) shall be treated as having terminated employment in the Plan Year in which he last performed services for the Company.

2.20     "Normal Retirement Date" shall be a Participant's 65th birthday.

2.21 "Participant" shall mean a Participant in a Predecessor Plan on December 31, 1996, and an Employee who meets the eligibility requirements set forth in Article III hereof and who has taken all of the steps required by said Article III.

2.22 "Participant Contributions" shall mean Contributions made by Participants pursuant to Section 4.2(b) hereof.

2.23 "Participant Contributions Account" shall mean that portion of a Participant's interest in this Plan which is attributable to his Participant Contributions Account in the SFP Plan as of December 31,
 1996, his after-tax Basic and Supplemental Contributions to the BNI Plan as of December 31, 1996, and Participant Contributions made hereunder pursuant to Section 4.2(b) hereof.

2.24 "Participation Service" means the completion of thirty days compensated service in a salaried position determined from the Employee's date of hire. Compensated service shall include any hours the Employee is on a leave of absence granted by the Participating or Affiliated Company with or without pay and shall include back pay, irrespective of mitigation or damages, awarded or agreed to be paid to him by a Participating or Affiliated Company.

2.25 "Participating Company" shall mean every corporation which is an Affiliated Company which has adopted this plan pursuant to Article 13.

2.26 "Plan" shall mean the Burlington Northern Santa Fe Investment and Retirement Plan set forth in and by this document and all subsequent amendments thereto.

2.27 "Plan Administrator" shall mean the Employee Benefits Committee which shall be a committee of at least three persons appointed by the Chief Executive Officer of the Company to serve as Plan Administrator.

2.28       "Plan Year" shall be a period of the calendar year.

2.29 "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of his spouse which is neither (i) less than one-half, nor (ii) greater than, the amount of the annuity payable for the joint lives of the Participant and his spouse.

2.30 "Rollover Account" shall mean a Participant's interest in the Plan attributable to Rollover Contributions to the Plan or a Predecessor Plan.

2.31 "Total Disability" shall mean a Participant's eligibility for benefits under the Burlington Northern Santa Fe Long Term Disability Plan.

2.32 "Trustee" shall mean the trustee under any trust agreement established between the Company and the Trustee for the purpose of implementing the Plan, or a legal reserve life insurance company organized or incorporated under the laws of any one of the United States of America and duly licensed in the jurisdiction specified in Section 11.2, whichever is applicable. Whenever the term Trustee in this Plan refers to a life insurance company, contributions shall be held and invested pursuant to a group annuity contract where required by law, and the insurer shall not be subject to the rules and requirements generally applicable to trustees of qualified plans.

2.33 "Trustee Transfer Account" shall means a Participant's interest in the Plan attributable to Trustee Transfers to the Plan or a Predecessor Plan.

2.34 "Valuation Date" shall mean each business day on which the New York Stock Exchange is open for business, which shall be used hereunder for purposes of determining account values.

2.35 "Vesting Service" shall mean the number of Plan Years in which the Employee is compensated for at least 1,000 hours of work by the Employer or any Affiliated Company in any capacity. In determining whether or not the 1,000 hour requirement has been met, an Employee will be credited with 190 hours for any month in which he receives compensation for one or more hours. Compensated hours shall include any hour the Employee is on a leave of absence granted by the Participating or Affiliated Company with or without pay and shall also include back pay, irrespective of mitigation of damages, awarded or agreed to be paid to him by a Participating or Affiliated Company, computed in conformity with the Employee's basis of compensation at the time to which the award or agreement pertains.

2.36 Number and Gender. The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

               ARTICLE 3 -EMPLOYEES ENTITLED TO PARTICIPATE

3.1 Date of Eligibility. Each Employee of a Participating Company shall be eligible to become a Participant as of the first day of any month after having completed his Participation Service.

3.2 Termination of Employment. In the event any Employee's employment with a Participating Company is terminated after the Employee has become eligible to participate, and such Employee is thereafter rehired, he shall be eligible for participation as of his date of rehire.

3.3 Participation Requirements. To become a Participant, an Employee must meet the above requirements of this Article and, if required by the Plan Administrator, execute and deliver to the Participating Company, in accordance with procedures established by each Participating Company and the Plan Administrator, a written election to participate indicating his desire to have a portion of his Compensation contributed to the Plan as Deferred Contributions or his desire to make Participant Contributions to the Plan. He must specify his chosen rate of Contributions and authorize the Participating Company to make regular payroll deductions of any Participant Contributions. In addition, the Employee must make an investment election as described in Article V hereof. No Employee shall become a Participant until he has met the above requirements. Elections shall be processed by the Participating Companies, in accordance with procedures established by each Participating Company, including the use of electronic or telephonic means of transmission, as soon as reasonably practicable after their receipt, but will always be effective on the first day of a month.

                         ARTICLE 4 -CONTRIBUTIONS

4.1 Investing Contributions. For the purpose of investing contributions under this Plan, the Company shall establish one or more trusts or enter into one or more group annuity contracts with one or more insurers, or may establish a combination of one or more trusts or insurance contracts. The Company shall have the responsibility for selecting the Trustees hereunder and may select the investment Funds to be offered or may establish additional or substitute other funds for the investment of Participant contributions and other assets held in the Plan.

4.2 Contribution Elections. Each Employee who is eligible to participate in the Plan may elect to

      (a) have his Compensation reduced by a whole percentage and have the amount by which his Compensation is reduced contributed to the Plan by his Employer on his behalf as Deferred Contributions, and

      (b) contribute a whole percentage of his Compensation to the Plan as Participant Contributions,

  provided that the total amount of Deferred Contributions plus Participant Contributions may not exceed 12 percent of a Participant's Compensation. To the extent permitted by the Plan Administrator, separate elections may be made with respect to Compensation which is paid annually under an incentive compensation plan of a Participating Company and all other Compensation.

4.3 Elections. All elections shall apply to Compensation to be received after the election becomes effective. Any eligible Employee who fails to properly complete an election in a timely manner shall be deemed to have elected to have all of his Compensation included in his regular paycheck.

4.4 Highly Compensated Employee Limit. Notwithstanding any other provisions of the Plan to the contrary, the Deferred Contributions to the Plan on behalf of Highly Compensated Employees shall be limited to the extent necessary to ensure that the Average Contribution Percentage for Highly Compensated Employees for any Plan Year bears a relationship to the Average Contribution Percentage for all other eligible Employees for the prior Plan Year that meets either of the tests set forth below in accordance with the applicable regulations under Section 401(k) of the Code which are hereby incorporated by reference.

 Similarly the total of Participant Contributions plus Employer
 Contributions to the Plan on behalf of each Highly Compensated Employee shall be limited to the extent necessary to ensure that the Average Contribution Percentage for Highly Compensated Employees for any Plan Year bears such a relationship to the Average Contribution Percentage for all other eligible Employees for the prior Plan Year that meets either of the tests set forth below in accordance with the applicable regulations under Section 401(m) of the Code which are hereby incorporated by reference.

     (a) The Average Contribution Percentage for the group of Highly Compensated Employees is not more than the Average Contribution Percentage of all other eligible Employees multiplied by 1.25; or

     (b) The excess of the Average Contribution Percentage for the group of Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Average Contribution Percentage for the group of Highly Compensated Employees is not more than the Average Contribution Percentage of all other eligible Employees multiplied by 2.

     The greater of (a) or (b) is illustrated in the table below:

If the Average Contribution Percentage    Then the Maximum Average Contribution
   of Employees Other Than Highly           Percentage of Highly Compensated
      Compensated Employees is         Employees (the Limitation Percentage) is

                1%                                    2.0%
                2%                                    4.0%
                3%                                    5.0%
                4%                                    6.0%
                5%                                    7.0%
                6%                                    8.0%
                7%                                    9.0%
                8%                                   10.0%
                9%                                   11.0%
               10%                                   12.0%  (Section 4.2 limit)
               11%                                   12.0%  (Section 4.2 limit)
               12%                                   12.0%  (Section 4.2 limit)

 The applicable restrictions on the multiple use of the alternative limitation under (b) above shall apply in accordance with the regulations under Section 401(m)(9)(A) of the Code to appropriately limit the applicable maximum percentages for Highly Compensated Employees.

 If the Plan Administrator determines that the limitations set forth in this section would be exceeded for the Plan Year, then the Plan Administrator may prospectively reduce to the Limitation Percentage described in the foregoing table the percentage amount of Deferred Contributions (or the total percentage amount of Participating Contributions plus Employer Contributions) of each Highly Compensated Employee whose Deferred Contribution percentage is more than the Limitation Percentage (or whose Participant Contribution plus Employer Contribution percentage gives rise to a percentage in excess of the Limitation Percentage). The Plan Administrator shall have the authority to establish a lower Limitation Percentage if, in the discretion of the Plan

 Administrator, this would be beneficial to the Plan by ensuring compliance with the safe-harbor provisions of Sections 401(k)(3)(A) and 401(m)(2) of the Code. The reduced percentage for each such Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction which is necessary shall be included in the Participant's regular paycheck or, in the case of Deferred Contributions and at the election of the Participant, contributed to the Plan as Participant Contributions.

4.5 Employer Contributions. To the extent that year-to-date net income or retained income of the Company and its Affiliated Companies is sufficient, the Participating Companies shall make Employer Contributions to the Trustee without interest with respect to their Participants or former Participants who have Accounts in the Plan when such contributions are made. The amount of the Employer Contribution to be made with respect to any Participant shall be equal to 50% of the Deferred Contributions up to 6 percent of Compensation actually made hereunder.

 To the extent that year-to-date net income or retained income of the Company and its Affiliated Companies is sufficient, a Participating Company may make additional Employer Contributions to the Trustee if, in the sole judgment of the Participating Company, financial and other objectives of the Participating Company are met. Such additional Employer Contributions shall be made without interest after the close of the Plan Year to which such objectives relate with respect to Participants or former Participants who have Accounts in the Plan when such contributions are made. The amount of such additional Employer Contribution to be made with respect to Participants shall be equal to a uniform percentage, not to exceed 30%, of the Deferred Contributions up to 6 percent of Compensation actually made hereunder.

 In the event year-to-date net income or retained income of the Company and its Affiliated Companies is insufficient to fund all Employer Contributions relating to Participants of all Participating Companies at a 100% level, no Employer Contributions shall be made by any Participating Company.

4.6 Participant Contributions By Payroll Deductions. Participant Contributions shall be made by means of payroll deductions, and the amounts so deducted shall be paid no less frequently than monthly or as soon as reasonably practicable without interest to the Trustee by the Participating Companies and shall be credited to the Participant's Participant
 Contributions Account.

4.7 Suspension of Contributions and Changes in Contribution Rates. A Participant may elect to suspend his Contributions or change his rate or rates of Contributions on any day, but a change shall not be effective more frequently than twice in a calendar month. A Participant's election to suspend or change his rate of Contributions must be made in accordance with procedures established by the Plan Administrator. Such election shall be processed in accordance with such procedures as shall be established by the Plan Administrator but not less frequently than twice per month.

4.8 Resumption of Contributions. If the Participant elects to suspend all of his Contributions, he may elect to resume Contributions subject to the limitations contained in Section 4.12 of this Article. The election to resume contributions must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practical.

4.9 Administrative Costs. The Company shall require the Participating Companies to make additional contributions hereunder sufficient to defray the expenses of administering this Plan, including any expense charges or fees of the Trustee other than Trustee charges or expenses attributable to the operating of the Funds described in Section 5.1.

4.10 Transfer of Accounts To and From Other Plans. Subject to such limitations as the Plan Administrator may impose, Participants may transfer accounts in the Plan to a Plan maintained by an Affiliated Company which includes a qualified cash or deferred arrangement under Section 401(k) of the Code, provided that such transfer shall occur only so long as the transfer to such other plan meets the requirements of Section 401(a) of the Code.
 Subject to such limitations as the Plan Administrator may impose, Participants may transfer accounts in a Plan maintained by an Affiliated Company which includes a qualified cash or deferred arrangement under Section 401(k) of the Code to the Plan provided that such transfer shall occur only so long as the transfer from such other plan meets the requirements of
 Section 401(a) of the Code.

4.11    Correction of Excess Contributions.     Notwithstanding any other
 provision of the Plan, contributions in excess of the limits of Section 401(k)(3) or Section 401(m)(2) of the Code, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions (including excess aggregate Employer and Participant Contributions) were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Highly Compensated Employees in accordance with Treasury Regulations.

 No Employer Contributions shall be made with respect to an excess contribution (including an excess aggregate Employer and Participant contribution) or excess deferral distributed to a Participant. Earnings attributable to excess deferrals shall be calculated in accordance with IRS safe harbor provisions. Employer Contributions (and any earnings thereon) attributable to excess deferrals shall, if not distributed in satisfying Code
 Section 401(m) nondiscrimination limitations, be forfeited.

 Excess contributions may be treated as an amount distributed to the Participant and then contributed by the Participant to the Plan as Participant Contributions. Such recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Deferred
 Contributions.    Amounts may not be recharacterized to the extent that such amount in combination with other contributions made by or on behalf of that Participant would exceed any stated limit under the Plan. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such excess contributions occurred.

4.12 Maximum Contributions. Notwithstanding anything contained herein to the contrary, the Deferred Contributions made to a Participant's Deferred Contributions Account plus any amount that a Participant elects to defer under any other qualified cash or deferred arrangement for any Plan Year shall not exceed $7,000, and the total Contributions made and forfeitures allocated to the Employer, Participant and Deferred Contributions Accounts of a Participant for any Plan Year shall not exceed the lessor of $30,000, or 25% of the Participant's compensation as defined in Section 415(c)(3) of the Code. The $7,000 and $30,000 limitations are subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

 Notwithstanding the foregoing, contributions with respect to any Participant may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit-sharing, savings or stock bonus plan maintained by the Employer or an Affiliated Company.

 For purposes of this limitation, all defined benefit plans of the Employer and all Affiliated Companies, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employer and all Affiliated Companies, whether or not terminated, are to be treated as one defined contribution plan. The Plan Administrator may decide, in its sole discretion, under which of said Plans such a Participant's benefits are to be limited and, if it is under this Plan, shall advise affected Participants of any additional limitations on their annual contributions required by this paragraph. The Plan Administrator may elect to compute the defined contribution fraction for years ending after December 31, 1982, by using the special transitional rule set forth in Section 415(e)(6) of the Code.

                  ARTICLE 5 -INVESTMENT OF CONTRIBUTIONS

5.1 Investment Choices. Each Participant shall direct the investment of his contributions or interest in the Fund by written direction or other means established by the Plan Administrator, within the investment options and administrative policies made available by the Plan Administrator and in accordance with Section 5.2. The continued availability of the investment funds offered cannot be assumed on the same terms as may apply from time to time. Each such investment shall be made by the Trustee subject to the following restrictions and provisions:

        (a) Any portion of an investment fund may be maintained in cash at the discretion of the Trustee pending its permanent investment or distribution.

        (b) The Plan Administrator shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. The selection of investment choices is the sole responsibility of each Participant, and no employee or representative of the Company or any Participating Company is authorized to make any recommendation on investment choices.

       (c) Dividends and other distributions received in respect to an investment choice, shall be reinvested in such investment choice and each such Participant's account shall be credited with a proportionate number of shares as determined by the Trustee.

       (d) Any such segregated account shall share only in the investment income, gains and losses generated by the investments directed for such account.

       (e) The Trustee shall not be obligated to make a directed investment which would, in the sole discretion of the Trustee, require an investment by the Trustee of more than the amount which is credited, or to be credited to the account of the Participant.

       (f) This Plan is intended to comply with the requirements of Section 404(c) of ERISA. Pursuant to Section 404(c), (i) the account for the Participant directing investments shall bear all losses from such an investment and the Trustee, Plan Administrator, and Company shall be free of any liability arising from such investments, and (ii) the Trustee shall comply with and carry out such directions without being liable or responsible in any way for any losses or unfavorable results arising therefrom.

      (g) With respect to any investment fund other than the Company Common Stock fund, the Trustee will exercise voting, tendering and similar rights appurtenant to a Participant or beneficiary's investment in such investment fund in its discretion.

      (h) With respect to the fund invested exclusively in Company Common Stock ("Company Stock Account") (other than cash awaiting investment), the Trustee will vote (and exercise similar rights, other than the right to tender) shares of Company Common Stock attributable to each Participant's Account in accordance with the directions of each Participant or beneficiary. If a Participant or beneficiary fails to properly give directions to the Trustee within the appropriate time period, the Trustee will vote (or exercise the similar rights with respect to) the shares in the same proportion as it votes (or exercise rights with respect to) shares as to which directions have been received.

     (i) The Plan Administrator shall have the discretion to administer company stock funds in conjunction with company stock funds maintained in other qualified employee benefit plans sponsored by the Company or an Affiliated Company.

5.2 Investment Elections. Prior to the date the Employee becomes a Participant hereunder, he must make an investment election which will apply to the investment of all of his contributions and Accounts. Separate investment elections with respect to Deferred Contributions, Participant Contributions, Employer Contributions or different Accounts may not be made. If a Participant wishes to utilize more than one Fund, he shall notify the Trustee in accordance with procedures established by the Plan Administrator as to the percentage of his contributions and Accounts to be invested in each Fund. Such percentage must either be 1% or a whole percentage.

5.3 Investment Election Limitation. A Participant may elect to change his investment election with respect to contributions to be made hereunder at any time. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable after receipt.

5.4 Valuation of Accounts. The value of a Participant's Accounts in a Fund will be accounted for using the unit method of accounting unless the Plan Administrator elects to use share accounting for one or more funds. When a Participant elects to invest contributions or Accounts into one of the investment Funds, the number of shares credited to the Participant's Account as of the applicable Valuation Date will be equal to the Participant's contributions or any amount to be invested whether by intra-plan transfer, direct Rollover or Trustee Transfer to be invested in the investment fund divided by the price per share of the shares purchased plus fees and expenses for that Valuation Date by the investment fund. If a Participant elects to transfer the investment of a Participant's Accounts out of one of the investment Funds, the amount transferred out of the respective investment Fund will be equal to the number of shares in that Participant's Account that are to be transferred, distributed or to be withdrawn, as of the Valuation Date that the authorized directions are received by the Trustee from the Plan Administrator, multiplied by the closing price per share of the shares sold for that Valuation Date on the New York Stock Exchange Composite Transactions Report. Dividends paid on any shares in one of the investment Funds are allocated on an accrual basis based upon the dividend's record date and are reinvested in the Fund. Notwithstanding the foregoing, in the event of an extraordinary level of Participant transaction activity or to satisfy Plan administrative requirements as may be determined in the discretion of the

 Administration Committee, the unit value for Participant transactions may be determined by the sale or purchase prices of transactions executed on one or more days following receipt of a Participant's direction and based upon the execution prices realized by the Fund.

5.5 Interfund Transfers. A Participant may elect at any time to transfer a whole percentage or a specified whole dollar amount of the value of his Accounts from one Fund to another. Separate elections to transfer the Participant's separate Accounts may not be made. The Participant's election to transfer must be made in accordance with procedures and restrictions established by the Plan Administrator. Such election shall be processed as soon as reasonably practicable after its receipt.

5.6 Tender or Exchange Offer. Each present or former Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to his Company Stock Account, to instruct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer with respect to shares of Company Stock. The Plan Administrator shall use its best efforts timely to distribute or cause to be distributed to each present or former Participant (or Beneficiary thereof) such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary thereof) as to the manner in which to respond to such tender offer or exchange offer, such Participant (or Beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange the Company Stock allocated to his Company Stock Account, and the Trustee shall not tender or exchange any such Company Stock. Unallocated shares of Company Stock shall be tendered or exchanged in the same proportion as are shares with respect to which Participants (or Beneficiaries thereof) have the right of direction.

                             ARTICLE 6 - VESTING

6.1 Vested Interest. A Participant's interest in his Accounts shall be fully vested at all times, except that the interest of a Participant
 (other than a former participant in the BNI Plan with at least 3 Years of Vesting Service as of January 1, 1997) in his Employer Contributions Account attributable to Employer Contributions made after January 1, 1997, shall become fully vested at the earliest of the following dates:

     (a) The date of the Participant's death while employed by an Affiliated Company.

     (b) The date the Participant incurs Total Disability while employed by an Affiliated Company.

     (c)     The Participant's Normal Retirement Date.

     (d) The date the Participant actually retires or terminates at a time when eligible to retire from active service with any and all Participating or Affiliated Companies pursuant to the terms of any qualified retirement plan maintained by his Employer.

    (e) The date of termination of this Plan or the date of complete cessation of Employer Contributions hereunder.

 Prior to the date that the Participant's interest in his Employer Contributions Account becomes fully vested in accordance with this Section 6.1, the Participant shall have a vested interest with respect to amounts attributable to Employer Contributions made after January 1, 1997, in accordance with the following schedule.

          Number of Years of Vesting Service         Vested Percentage

          Less than 1 year                                  0%
          1 year but less than 2 years                     20%
          2 years but less than 3 years                    40%
          3 years but less than 4 years                    60%
          4 years but less than 5 years                    80%
          5 years or more                                 100%

6.2 Employee Transfers. In the event a Participant transfers from a Participating Company to a Non-Participating but Affiliated Company, or from a salaried position to a non-salaried position with an Affiliated Company, the Participant shall have a vested interest in his Employer Contributions Account determined as if the Participant had remained an employee of a
 Participating  Company.   Further, in the event that a Participant transfers
 from a salaried position to a non-salaried position with an Affiliated Company, the Participant may, within sixty days of satisfying the participation requirements of a qualified plan maintained by that Affiliated Company, elect to transfer his accounts to such plan provided the transfer to such other qualified plan meets the requirements of Sections 401(a) and 414 of the Code.

6.3 Nonforfeitable Rights. No amendment to the vesting provisions or merger of another plan into this Plan shall deprive a Participant of his nonforfeitable right accrued under this Plan or any other plan to the date of any such amendment or merger.

 In the event of an amendment to the Plan or the merger of another plan into this Plan which directly or indirectly affects the computation of a Participant's nonforfeitable percentage under this Plan or another plan, each Participant with at least 5 years of service with an Affiliated Company may irrevocably elect to have his nonforfeitable percentage computed under this Plan without regard to such amendment or merger.

 Such election may be made in writing to the Plan Administrator any time after the adoption of any such amendment or merger, provided, however, that the election period shall end no earlier than the latest of 60 days following the date the amendment or merger is adopted or effective or the date the Participant is given written notification of the amendment or merger by the Company or Plan Administrator.

         ARTICLE 7 -WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

7.1 Participant Contributions Account Withdrawals. A Participant may at any time, but not more frequently than once in a calendar month and only if he has not taken a loan under Article 15 in the same month, elect to withdraw all or a specified portion of the value of his Participant Contributions Account, less the amount subject to an outstanding loan.
 Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable and based upon the Valuation Date as of which authorized directions are received by the Trustee from the Plan Administrator. The amount shall be withdrawn on a pro rata basis from all Funds.

 If a Participant is married and wishes to make a withdrawal under this section, he must submit to the Plan administrator his spouse's written consent to such distribution, executed and witnessed by a notary public not more than 90 days prior to the distribution.

7.2 Age 59 1/2 Withdrawals. A Participant who has attained age 59 1/2 may at any time, but not more frequently than once in a calendar month and only if he has not taken a loan under Article 15 in the same month, elect to withdraw all or a specified portion of the value of his Flex Account
 (if any), his ESOP Account (if any), his IRA Account (if any), his Trustee Transfer Account (if any), his Rollover Account (if any), his vested Employer Contributions Account and his Deferred Contributions Account, less the amount subject to an outstanding loan, provided, however, that no such withdrawal shall be permitted unless the Participant Contribution Account is then or has been previously completely withdrawn by the Participant and, that withdrawals shall come from each of the Accounts in the order stated above until each account is completely withdrawn before proceeding to the next account. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable and based upon the Valuation Date as of which authorized directions are received by the Trustee from the Plan Administrator. The amount shall be withdrawn on a pro rata basis from all Funds.

 If a Participant is married and wishes to make a withdrawal under this section, he must submit to the Plan administrator his spouse's written consent to such distribution, executed and witnessed by a notary public not more than 90 days prior to the distribution.

7.3 Hardship Withdrawals. A Participant who has not attained age 59 1/2 may at any time, but not more frequently than once a month and only if he has not taken a loan under Article 15 in the same month, request to withdraw an amount equal to his Flex Account (if any), his ESOP Account
 (if any), his IRA Account (if any), his Trustee Transfer Account (if any), his Rollover Account (if any), his vested Employer Contributions Account and his Deferred Contributions Account, less the amount subject to an outstanding loan, provided, however, that no such withdrawal shall be permitted unless the Participant Contributions Account is then or has been previously completely withdrawn by the Participant and, that withdrawals shall come from each of the Accounts in the order stated above until each account is completely withdrawn before proceeding to the next account.

 Amounts representing income which are credited to a Participant's Deferred Contributions Account after December 31, 1988, may not be withdrawn.

 The Participant's request to withdraw under this Section 7.3 must be made in writing to the Plan Administrator. The basis for the Plan Administrator consenting to or refusing to consent to the Participant's request shall be that of demonstrated hardship. For purposes of this section a hardship exists only if there is an immediate and heavy financial need of the Participant and a withdrawal under this section is necessary to satisfy such financial need.

 The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and
 circumstances.   A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

 A withdrawal request will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the request is on account of:

     (a) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d);

     (b) Costs directly related to the purchase of a principal residence for a Participant (excluding mortgage payments);

     (c) Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Section 152 of the Code); or

     (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence;

     (e) Other definitions of deemed immediate and heavy financial needs promulgated by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

 A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

    (a) the Participant states in writing that the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution utilizing such tax rates and procedures as established by the Plan Administrator.

    (b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

    (c) The Participant may not elect Deferred Contributions or elective contributions under any other plan maintained by the Employer for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Deferred Contributions for the taxable year of the hardship withdrawal.

    (d) The Participant's Deferred Contributions and Participant Contributions will be suspended for 12 months after receipt of the hardship withdrawal, and the Participant is prohibited from making elective contributions and employee contributions to all other plans maintained by the Employer for 12 months after receipt of the hardship distribution. For this purpose the phrase "all other plans maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the
 Employer.    The  phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

 The Plan Administrator may accept the written statement of the Participant as to his financial resources unless it has reason to believe the statement is in error. No withdrawal from a Participant's Deferred Contributions Account shall be permitted unless a complete withdrawal of the Participant's other Accounts is insufficient to defray the hardship expense.

 Each such withdrawal shall be processed as soon as reasonably practicable and will be given effect as of the Valuation Date that authorized directions are received by the Trustee from the Plan Administrator. Such withdrawal shall be made on a pro rata basis from all Funds.

 If a Participant is married and wishes to make a withdrawal under this section, he must submit to the Plan administrator his spouse's written consent to such distribution, executed and witnessed by a notary public not more than 90 days prior to the distribution.

7.4 Outstanding Loans. Amounts withdrawn by a Participant may not be returned to the Plan. If a Participant has an outstanding Loan pursuant to
 Article 15, no withdrawal shall be permitted which would reduce the Participant's vested interest in his Accounts below the outstanding principal balance of the loan plus any interest to be accrued with respect to such loan.

              ARTICLE 8 -DISTRIBUTIONS OTHER THAN WITHDRAWALS

8.1 Distribution Elections. Upon the termination of a Participant's employment with any and all Participating Companies, the Participant shall be entitled to a distribution of the value of his vested Accounts. Such distribution shall occur or commence as of the Valuation Date coincident with or next following the Participant's Normal Retirement Date and without interest from such date, unless the Participant makes an election pursuant to the following sentence.

 A terminated Participant may elect to receive or commence receiving a distribution at any time prior to Normal Retirement Date upon application to the Plan Administrator in accordance with such procedures and standards as it may establish. Such distribution shall occur or commence as of the Valuation Date coincident with or next following the date the Trustee receives from the Company or Plan Administrator such written notice of distribution as shall be required by the Trustee.

 If a Participant continues in the employ of any Participating Company beyond his Normal Retirement Date, distribution of his Accounts shall be deferred until his actual retirement and shall be made or shall commence to be made as soon as reasonably practicable after the Valuation Date coincident with or next following the date of the Participant's actual retirement or the date of submission of forms requesting such distribution and without interest from such Valuation Date. In no event shall a distribution commence later than April 1 of the calendar year following the later of either (a) the year in which the Participant attains age 70 1/2 or, (b) the calendar year in which the employee retires. An election of any method or methods of payment made by a Participant may be revoked by the Participant and a subsequent election made at any time prior to the 30th day preceding the Participant's annuity starting date. Any election or revocation of a previous election must be made in writing and submitted to the Plan Administrator.

 Payment of a Participant's benefits shall be (a) in a lump sum in cash or in whole shares of Company Stock under the Company Stock Fund, (b) as an immediate annuity purchased under the group annuity contract or contracts,
 (c) in substantially equal installments payable either quarterly or annually or (d) in a combination of such methods of payment.

 The Plan Administrator shall establish procedures by which the Participant may obtain from the Trustee descriptions of the forms of immediate annuity available for the purpose of informing Participants thereof at least 90 days prior to the earliest date their annuity may commence. The forms of immediate annuity available shall always include a Qualified Joint and Survivor Annuity.

 The Participant shall select the method or methods of payment of benefits from those available, provided, however, no method of payment providing for a guaranteed number of payments may be selected which would assure payments beyond the actuarial life expectancy of the Participant and his spouse determined on a joint and survivorship basis and further provided that the present value of any payments to be made to a Participant shall be not less than 50 percent of the present value of the total payments to be made to the Participant and his Beneficiaries.

 If a Participant is married and wishes to elect an annuity other than a Qualified Joint and Survivor Annuity, he must submit to the Plan administrator his spouse's written consent to such distribution, executed and witnessed by a notary public not more than 90 days prior to the commencement of the distribution.

 Notwithstanding the foregoing provisions of this section, if, upon the termination of a Participant's employment with any and all Participating Companies the value of the Participant's Accounts does not exceed $3,500, the payment of the Participant's benefits shall be in a single sum, in cash, as soon as practicable after the close of the Plan Year in which such termination of employment takes place, provided, however, that the participant may elect to receive the distribution of his benefits as soon as reasonably practicable after the Valuation Date next following the date the Trustee receives from the Company such written notice of distribution as shall be required by the Trustee.

 Notwithstanding any provision herein to the contrary, but subject to the requirements of ERISA and the Code, any distribution hereunder shall be subject to the terms and conditions of any investment contract or arrangement established with respect to the investment of Plan Assets.

8.2 Death of a Participant. Upon the death of a Participant prior to the termination of his employment with an Affiliated Company, a distribution of the deceased Participant's account shall be made to his designated Beneficiary. Upon the death of a Participant after termination of his employment with an Affiliated Company, a distribution of the vested portion of the deceased Participant's account, if any, shall be made to his designated Beneficiary unless the Participant shall have elected to receive an annuity in accordance with Section 8.1 and the first monthly payment of such an annuity shall have become due and payable to the Participant. Any death benefits payable upon the death of a Participant after the date such an annuity was due to commence shall be as provided in the particular form of annuity which was payable to the Participant. The Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefits to which he is entitled hereunder, and to change any such designation. Each such designation for death benefits shall be evidenced by a written instrument filed with the Plan Administrator and signed by the Participant. If a Participant is married and wishes to designate a beneficiary other than his spouse, he must submit his spouse's written consent, executed and witnessed by a plan representative or a notary public. If no such designation is on file with the Plan Administrator at the time of the death of the Participant, or if for any reason such designation is defective, then the Participant's spouse, if living, his children, if living, or his estate, in that order of preference, shall be conclusively deemed to be the Beneficiary designated to receive such benefit. Payment of the death benefits shall be in any method or methods described in Section 8.1 of this Article as shall be chosen by the Beneficiary. Payment of such death benefits shall be made or shall commence to be made as soon as practicable after the Valuation Date next following the date the Trustee shall have been informed of the Participant's death.

8.3     Missing Participant.     If benefits remain to be paid to a
 Participant at a time when the Plan Administrator is unable to locate the Participant or his Beneficiary, the Plan Administrator shall cause the Participant's benefits to be distributed or paid to the person or persons who can be located in the following priority:

     (a) in the event of a missing Participant, benefits will be distributed to the Participant's Beneficiary;

     (b) in the event the Participant and all Beneficiaries are missing, benefits will be distributed to the Participant's spouse;

     (c) after unsuccessful attempts have been made by the Plan Administrator to locate persons described in the priority categories set forth above, the benefits of the Participant or of any Beneficiary will be disposed of in any manner permitted by law which the Plan Administrator considers to be fair and equitable.

 A substitute beneficiary will not be determined under this Section with respect to a missing Participant or missing Beneficiary unless the Participant or Beneficiary, as the case may be, has failed to claim the Participant's account balances or notify the Plan Administrator of his whereabouts within three years after the Plan Administrator notifies such Participant or Beneficiary of his entitlement to benefits at his last post office address filed with the Plan Administrator.

8.4     Failure To Make an Election.   If a Participant fails to make an
 election during an election period, such Participant shall be deemed to have elected a Qualified Joint and Survivor Annuity. An election period shall commence on the date the Participant receives the information required in accordance with Section 8.6 and shall end on the Participant's annuity starting date or, if later, 30 days after such required information is provided (unless the participant waives such 30 day requirement and distribution commences more than 7 days after the information is provided).

8.5     Payment Unable To Be Distributed.   If the amount of a payment or
 distribution required to commence on a date determined under this article cannot be ascertained by such date, or if it is not possible to make such payment or distribution on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment or distribution retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment or distribution can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

8.6 Notification Of Annuity Options. The Plan Administrator shall furnish the following information to the Participant on or about a date that is nine months prior to such Participant's Normal Retirement Date:

      (a) a description or explanation, written in non-technical language, of the forms of annuity available under this Plan including the Joint and Survivor Annuity as well as a general explanation of the relative financial effects of the election of any form of annuity,

      (b) the circumstances under which the Joint and Survivor Annuity will be provided unless an election to receive some other method of payment is made,

      (c) the information described in subparagraphs (a) and (b) above shall include a statement informing Participants of the availability of additional information and how such information may be obtained.

8.7 Request For Annuity Options. A Participant to whom Section 8.6 applies may make a written request to the Plan Administrator for an explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the specific financial effects of any election available to the Participant in accordance with Section 8.1. The Plan Administrator shall then furnish to such Participant a written explanation, in non-technical language, of the specific financial effects of a benefit election in terms of dollars per annuity payment based on the value of the Participant's Accounts as of the most recent Valuation Date for which such data is available. This explanation shall be personally delivered or mailed (first class mail, postage prepaid) within 30 days from the date of the Participant's request. The Plan Administrator need comply with only one such request made by or with respect to a particular Participant.

8.8 Valuation Of Accounts. With respect to the Participant's annuity starting date, distributions made in accordance with this Article shall be based on the value of the Participant's Accounts as of the Valuation Date next following the date the Plan Administrator receives such written notification, or, if later, the date specified in such written notification, plus any Elective Contributions, Employer Contributions or Participant Contributions which have been made to this Plan since such Valuation Date.

8.9 Notices Of Distribution. If any distribution under this Plan is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

       (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

      (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                          ARTICLE 9 -FORFEITURES

 9.1 Forfeiture Of Employer Contributions Account. A Participant shall forfeit the value of that portion of his Employer Contributions Account in which he was not vested at the date of his termination of employment determined as of the Valuation Date coincident with or next following the date of payment of the nonforfeitable percentage (including a percentage of zero) of his Employer Contributions Account ("Distribution Date") in an amount which bears the same ratio to the amount of the Participant's Employer Contributions Account which is forfeitable as such payment bears to the amount of the Participant's Employer Contributions Account which is
 nonforfeitable.   Thereafter, if such person is rehired as an Employee prior to a period of five consecutive Plan Years, beginning with the Plan Year in which the Participant's employment is terminated, during which the Participant is not employed by an Affiliated Company on the last day of each such Plan Year, he shall be entitled to make repayment to the Plan of the aggregate amount of his Employer Contributions Account distributed to him, on all Distribution Dates at any time before such employee incurs such five-year
 period.   Upon making repayment in a single payment of the fair market value of the aggregate Employer Contributions Account distributed to him, the amount repaid shall be credited to the Participant's Employer Contributions Account and the fair market value, as of the Distribution Date, of the Employer Contributions Account which was forfeited shall be reinstated to
 such  Account.   Forfeitures shall serve to reduce Employer Contributions to the Plan. Any amounts required to restore a Participant's Employer Contributions Account under this Section 9.1 shall be charged against the Plan's unallocated forfeitures, and if insufficient, be made up from additional Employer contributions.

 If the Employee makes the above-described repayment, such repayment shall be considered to be an "investment in the contract" for purposes of Sections 72(c)(1)(A), 72(f) and 402(e)(4)(D)(i) of the Code in relation to amounts reinstated in his Employer Contributions Account on account of the repayment.

 For purposes of the preceding paragraphs, any Plan Year in which a Participant is absent from work on the last day of the Plan Year, (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be disregarded. Any amounts forfeited by Participants shall be used to offset future Employer Contributions under this Plan except as otherwise provided in this Section
 9.1 or in Section 12.3 hereof.

                        ARTICLE 10 -ADMINISTRATION

10.1 Plan Administrator. The Plan shall be administered by the Plan Administrator which shall also be the Named Fiduciary. The Plan Administrator may delegate from time to time ministerial duties to the chief Human Resources officer of the Company. From time to time, the Chairman of the Plan Administrator shall certify to the Trustee, the person or persons designated by the Plan Administrator to give notifications, instructions or advice to the Trustee. The Plan Administrator shall be entitled to rely upon certificates of or communications from a Participating Company or from the Trustee as to information pertinent to any calculation or determination under the Plan.

10.2 Administrative Powers. The Plan Administrator shall have full power and discretionary authority, within the limits provided by the Plan, to administer, construe and interpret the Plan, to decide all questions of eligibility, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (a) To determine all questions arising concerning the construction and interpretation of the Plan and in its administration, including, but not by way of limitation, the determination of the rights or eligibility under the Plan of Employees and Participants and their Beneficiaries;

        (b) To adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan consistent with its purposes, including rules and regulations with regard to implementing Participant elections and requests by means other than in writing;

        (c)     To enforce the Plan, in accordance with its terms; and

        (d) To do all other acts, in its judgment necessary or desirable, for the proper and advantageous administration of the Plan.

 The Plan Administrator shall act with or without a meeting by the vote or concurrence of a majority of its members; but no member of the Plan Administrator who is a Participant shall take part in any Plan Administrator action or any matter that has particular reference to his own interest hereunder. The Plan Administrator shall administer this Plan and discharge its responsibilities hereunder in a uniform and nondiscriminatory manner as to all Participants.

10.3 Information To Participants. The Plan Administrator shall see that books of account are kept which shall show all receipts and disbursements and a complete record of the operation of the Plan, including records of the accounts of individual Participants. At least once in each year, the Plan Administrator shall cause to be furnished to each Participant a statement indicating on the basis of the latest available information the status of the Participant's Account.

10.4     Direction To Trustee.  The Plan Administrator will direct the
 Trustee to make investments under the contract or contracts in accordance with the investment selections made by the Participants pursuant to Article V hereof.

10.5 Requests To Trustee. In any case where the provisions of this Plan require the consent or approval by the Plan Administrator of an election or request made by an Employee, Participant or Beneficiary in order to make such election or request effective, the Plan Administrator shall act on such election or request as promptly as shall be reasonable in the circumstances. In any case where action by the Trustee is necessary in order to make operative an effective election or request made by an Employee Participant or Beneficiary, it shall be the responsibility of the Plan Administrator to transmit such election or request to the Trustee in writing and as promptly as shall be reasonable in the circumstances. The Trustee shall not be obliged to take action with respect to any particular election or request unless the Trustee shall have received the election or request in such form and detail as shall reasonably be required by the Trustee.

10.6 Employment Of Advisors and Staff. The Plan Administrator may employ accountants, legal counsel, consultants, and any other persons or organizations it deems necessary or proper to assist it in the performance of its duties under the Plan.

10.7 Fiduciary Duties. The Plan Administrator shall discharge its duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries. They shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with the like aims.

10.8 Indemnification. Except as provided by law, the Participating Companies, its directors, officers, employees and agents and the Plan Administrator, or any of them, shall not incur any personal liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and the investment and handling of the accounts and shall be indemnified and held harmless by the Participating Companies from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Participating Companies fail to provide such defense.

                          ARTICLE 11 -AMENDMENTS

11.1 Plan Amendments. This Plan may be amended at any time and from time to time by the Chief Executive Officer of the Company or resolution of the Board of Directors of the Company; however, the Chief Executive Officer of the Company may not amend the Plan in any manner which would increase the level of Participating Company contributions. The Plan, as amended, shall apply to the Participants and Participating Companies, unless a Participating Company elects to withdraw from the Plan. Such power of amendment shall under no circumstances include the right to reinvest or otherwise transfer any interest in or to the accounts, or any income therefrom, to any Participating Company; nor shall the power of amendment include the right, in any way or to any extent, to divest any Participant of the interest in his accounts to which he would be entitled if he had terminated his service immediately before such amendment; provided further that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent. Neither shall such power of amendment be exercised in any way which would or could give to any Participant or Beneficiary any right or thing of exchangeable value in advance of the receipt of distributions hereunder. There shall be no merger or consolidation of part or all of the Plan with, or any transfer of part or all of its assets or liabilities to, any other plan or trust ("Other Plan") unless, pursuant to the terms of such merger, consolidation or transfer, each Participant and Beneficiary in the Plan whose interests are so merged, consolidated or transferred into, with, or to the Other Plan would (if the Other Plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan were then terminated). Notwithstanding the foregoing provisions of this Section, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under, or complying with, any provision of the Code or ERISA.

                      ARTICLE 12 -TERMINATION OF PLAN

12.1 Termination Of Plan By Participating Company. This Plan may be terminated as to all Participating Companies on any date specified by the Company upon 10 days' advance written notice of the termination to the Plan Administrator and the Participating Companies. This Plan may be terminated at any time as to any particular Participating Company, for the following reasons:

     (a)     The Participating Company voluntarily terminates this Plan;

     (b) The final and total discontinuance of Participating Company contributions hereunder;

     (c) The legal dissolution, merger, consolidation or reorganization of the Participating Company;

     (d)     The filing of a petition in bankruptcy; or

     (e) The date that Participating Company ceases to qualify as a subsidiary or related company. Notwithstanding the foregoing, if any of the events described above should occur but some or all of the Participants employed by a Participating Company are transferred to another Participating Company coincident with or immediately after the occurrence of such event, the Plan as applied to those Participants will automatically continue in effect without a termination thereof.

12.2 Vesting Rights. Except as provided for in Article 9 hereof, each Participant and the Beneficiary of each deceased Participant shall be vested with all rights to any funds in his accounts as of the date of such termination, and such funds shall be distributed to such persons within a reasonable time.

12.3 Pro Rata Distribution Of Forfeitures. Any forfeitures which shall have occurred in accordance with Section 9.1 hereof prior to the termination of this Plan but which shall not have been applied to reduce Employer Contributions hereunder shall be distributed pro rata to those Participants who were Employees of the Participating Company or Companies on the effective date of the termination of this Plan.

12.4 Partial Termination. In the event of a partial termination of this Plan, the provisions of this Article 12 shall apply to each Participant and Beneficiary of each deceased Participant affected by the partial termination.

                   ARTICLE 13 -MISCELLANEOUS PROVISIONS

13.1 Interpretation of Plan Provisions. This Plan is created for the exclusive benefit of Employees of the Participating Companies and their Beneficiaries. If any provision of this Plan is subject to more than one interpretation, then among those interpretations which are possible, that one shall always be given to this Plan and each and every one of its provisions which will be consistent with this Plan being a qualified plan within the meaning of Section 401 of the Code and ERISA, or as they may be amended or replaced by any sections of the federal law of like intent and purpose.

13.2     Prohibition On Reversion.  Except as provided by the terms of
 Article 11 hereof, no funds contributed hereunder or any assets of this Plan shall ever revert to, or be used or enjoyed by, any Participating Company or any successor of any Participating Company, nor shall any such funds or assets ever be used other than for the benefit of the Participants or the Beneficiaries of such Participants.

13.3 Adoption Of Plan By Affiliated Company. Any Affiliated Company may, with the consent of the Chief Executive Officer, become a Participating Company in the Plan by filing a duly certified copy of the resolution of its Board of Directors adopting the Plan and executing and delivering such instruments and taking such other action as may be necessary to put the Plan into effect with respect to such Affiliated Company.

13.4 Alienation Of Benefits. No right or interest of any Participant of the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but in no way limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant, including claims for alimony or the support of any Participant's spouse.

13.5 Qualified Domestic Relations Orders. Notwithstanding any other provisions of this plan, an alternate payee under a qualified domestic relations order ("QDRO") as determined in accordance with Section 206 or ERISA shall be entitled, within 180 days from the date the Alternate
 Payee receives written notification that the Company has made such a determination, to elect to receive any benefits to which the Alternate Payee is entitled payable in accordance with the distribution provisions set forth in Article 8 of this Plan in full satisfaction of any liability of the Plan to such person. The Plan may retain the Participant's account balance in full upon receipt of notice of a pending QDRO until the final order is submitted or eighteen months has elapsed, whichever is earlier. In the event an Alternate Payee receives an interest in Participant's Accounts pursuant to Section 206 or ERISA, and does not, within 180 days of notification of this interest, elect to receive a distribution, the benefits awarded the Alternate Payee, valued as of the Valuation Date coincident with or next following the date specified in the court order for division of the Participant's account, the Alternate Payee may direct the investment of such account in the same manner as any participant, but may not borrow from the account. If a QDRO specifies that an Alternate Payee is entitled to any portion of a Participant's account which has an outstanding loan balance, all outstanding loans shall continue to be held in the Participant's accounts and shall not be divided between the Participant and Alternate Payee.

 Earnings on the benefits awarded the Alternate Payee by the court order shall accrue between the date specified for division of the Participant's account and the date the Alternate Payee's account is opened, only to the extent provided in the court order. Payment of the benefits from the Alternate Payee's account shall be made or shall commence to be made as established by court order or if not so specified, as of the Valuation Date coincident with or next following the Participant's Normal Retirement Date or actual retirement date, whichever is later. An Alternate Payee may make an election pursuant to Article 7 of the Plan.

13.6 Appeals. Any person claiming entitlement to benefits in an amount other than that received shall have the right after review and denial, in whole or in part, of such claim by the chief Human Resources officer of the Company to a review of such denial by the Plan Administrator. Such review shall be initiated by the written request therefore by such person filed with the Plan Administrator within 60 days after receipt by the person of the denial by the chief Human Resources officer of the Company. The written request shall state the nature of the claim, the facts in support thereof and the amount claimed, and may include a demand for a personal hearing before the Plan Administrator as well as for reasonable access to the pertinent data upon which denial of the claim by the chief Human Resources officer of the Company was based, which demands shall not be unreasonably denied. The Plan Administrator shall conduct its review of the claim within 60 days after receipt of the written request of such person and furnish, within such time, to the claimant written notice of its decision, including therein specific reasons and references to pertinent Plan provisions upon which decision is based.

13.7 Availability of Plan Document. Copies of the Plan and any amendments thereto will be on file at the principal office of each Employer where they may be examined by any Participant or any other person entitled to benefits under the Plan.

13.8 Incapacitated Persons. If any person entitled to benefits under the Plan is under a legal disability or, in the Plan Administrator's opinion, is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person or such person's benefit, or the Plan Administrator may direct the application of such benefits for the benefit of such person in any manner which the Plan Administrator may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

13.9 Legal Rights Of Participants. None of the establishment of the Plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the

 Employers, the Plan Administrator or any Trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of any Employer. Neither the Plan Administrator nor any Employer in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the Plan Administrator or any Employer as to any payment or distribution of benefits under the Plan is limited to the available assets of the trust fund.

13.10 Final Judgments. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Plan Administrator, an Employer, or any Trustee by or on behalf of any person and such action results adversely to such persons, or if a legal action arises because of conflicting claims to a Participant's or other person's benefit, the cost of the Employers, the Plan Administrator, or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Company and the Plan Administrator, any trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Plan Administrator is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Plan Administrator shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Plan Administrator shall not be required to comply with the requirements of a final court order in any action in which the Plan Administrator, a Trustee, the Plan or the trust was not a party.

13.11 Plan Provisions Held Illegal or Invalid. If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

13.12 Illinois Law. This Plan shall be construed and regulated and its validity and effect and the rights hereunder of all parties interested shall at all times be determined, and this Plan shall be administered, in accordance with the laws of the State of Illinois, subject, however, to applicable provisions of any federal law.

13.13 Intent. The Participating Companies intend that this Plan, as amended from time to time, shall constitute a qualified plan under the provisions of Sections 401(a) and (k) of the Code. The Participating Companies intend that this Plan shall continue to be maintained by them for the above purposes indefinitely, subject, however, to the rights reserved to amend and terminate the Plan as set forth herein. Nothing contained in this Plan shall be construed as disqualifying any Employee of any Participating Company from any benefits under any other plan or program to which such Employee would be entitled in the absence of this Plan.

13.14 Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Accordingly, Participants who are absent from employment due to service which is protected under the Uniformed Services Employment and Reemployment Rights Act and who are reemployed may make Deferred Contributions, and the Employers will make Employer Contributions on behalf of such Participants in accordance with such section of the Code.

13.15 Application of Compensation Limitation. In the event the Compensation of a Participant for a Plan year would exceed the maximum limitation on Compensation set forth in Section 2.7, the Compensation which will be taken into account under the plan with respect to each payment of Compensation during such year shall be (i) first, an amount equal to seven times any Deferred Contributions made with respect to each payment of Compensation, to the extent of such Compensation, and (ii) next, with respect to each portion of any payment of Compensation which exceeds the amounts taken into account under (i) above, the full amount of such excess commencing with the first such payment in such year until the total amount taken into account for the Plan Year equals the maximum limitation amount for such year.

13.16 Telephonic and Electronic Transmissions Treated as Signed Writings. To the extent any election, direction, response, consent, designation or other action of a Participant, Beneficiary or other person under the Plan is permitted to be made by telephonic voice response or other telephonic or electronic transmission, such action by or on behalf of the Participant, Beneficiary or other person shall be considered an action by writing signed by the Participant, Beneficiary or other person for all purposes of the Plan.

                        ARTICLE 14 -TOP HEAVY RULES

14.1 Top-Heavy Rules. If the Plan is or ever becomes "top-heavy" as determined under Section 14.2, the following special rules shall apply.

     (a) If the Plan is top-heavy for a Plan Year, each Participant who is an Employee on the last day of the Plan Year shall receive an allocation of Employer Contributions and forfeitures equal to the product of

            (1) the Participant's compensation while an active Participant during the Plan Year, and

            (2) the lesser of 3% or the ratio of Employer Contributions plus Deferred Contributions to compensation with respect to the key employee (as defined in Section 14.3) whose ratio is highest for the year.

 For purposes of this Section, including the determination of a Participant's allocation of Employer Contributions under Section 4.7 if this Section applies, compensation shall mean the total amount of wages, tips and other compensation shown on an Employee's Form W-2 for the Year, provided, however, that compensation in excess of $150,000 shall be disregarded. The $150,000 limitation is subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

 All non-key Employees who are Participants in the Plan and who have not separated from service by the end of the Plan Year shall receive an allocation pursuant to this subsection.

 A non-key Employee shall not fail to receive an allocation pursuant to this subsection because he fails to elect Deferred Contributions or Employee Contributions for the Year.

 Notwithstanding any other provisions of the Plan, a non-key Employee shall not forfeit any allocations made pursuant to this subsection because of a withdrawal of Deferred Contributions or Employee Contributions.

 If a Participant also participates in a defined benefit plan maintained by the Employer or an Affiliated Company which is top-heavy, the minimum allocation percentage specified in this subsection shall be increased to 5% of compensation. This sentence shall not apply to the extent that the Participant participates in any other plan or plans of the Employer or an Affiliated Company which provide that the defined benefit minimum allocation or benefit applicable to top-heavy plans will be provided by such other plan or plans.

         (b) All Employer-provided benefits shall become fully vested upon completion of three Plan Years during which the Participant completes 1,000 hours of work (determined in accordance with Section 2.20), and a person who is not already a Participant shall become a Participant upon the later of:

            (1)     the first day he meets all the eligibility requirements of
 Section 3.1, or

            (2) the third anniversary of his first day of work for the Employer or an Affiliated Company.

         (c) Notwithstanding any provision in the Plan to the contrary, distributions to a key Employee must commence no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 1/2.

14.2 Definition Of Top-Heavy. This Plan is "top heavy" for a Plan Year, if, as of the last day of the preceding Plan Year, the amount credited to the Accounts of Key Employees (as defined in Section 14.3) exceeds 60% of the amount credited to the Accounts of all Participants (except former key Employees). Notwithstanding the foregoing, the Plan shall be top heavy if, as of the determination date described above, it is included in an "aggregation group" which is a "top heavy group," as those terms are defined in Section 416(g)(2) of the Code. For purposes of determining whether this Plan is top heavy, the aggregate distributions (without interest thereon) made under the Plan to a Participant during the 5-year period ending on the determination date shall be taken into account if the Participant's account or benefit is otherwise taken in account in determining whether the Plan is top heavy.

14.3 Key Employees. A Participant shall be a "key Employee" if, during the Plan Year in question or any of the four preceding Plan Years, he is:

      (1) an officer of the Employer (but no more than fifty Employees or, if less, the greater of three Employees or ten percent of all Employees) shall be taken into account, as specified by the Plan Administrator;

      (2) one of the ten Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer;

      (3)     a five percent owner of the Employer; or

      (4) a one percent or more owner of the Employer having an annual compensation from the Employer of more than $150,000.

14.4 Additional Top-Heavy Rules. If the Plan is top-heavy for a Plan Year, then the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, described in Sections 415(e)(2) and 415(e)(3) of the Code, shall be computed by substituting the number 1.0 for the number 1.25. In addition, $41,500 shall be substituted for $51,875 for purposes of

 Section 415(e)(6)(B)(1) of the Code. The Employer may elect to disregard the preceding sentence if, as of the last day of the preceding Plan Year, the amount credited to the Accounts of key Employees does not exceed 90% of the amount credited to the Accounts of all Participants (except former key Employees). If the Employer makes the election described in the preceding sentence, the minimum allocation percentage specified in subsection (a) shall be increased to 4% of compensation for all Participants and 7 1/2% for Participants who also participate in a defined benefit plan maintained by the Employer or an Affiliated Company which is top-heavy.

                            ARTICLE 15 - LOANS

15.1 Loan Applications. A Participant may borrow from the Plan, subject to the following provisions of this Article 15 and to such additional standards as the Plan Administrator may adopt, by making prior application to the Plan Administrator. A Participant seeking a loan hereunder must submit a application (hereinafter referred to as the "completed application") which shall (i) specify the terms pursuant to which the loan is requested to be made, including the requested effective date, (ii) authorize the repayment of the loan through payroll deductions, (iii) provide such information and documentation as the Plan Administrator shall require, (iv) include a promissory note, duly executed by the Participant, granting a security interest in his or her entire interest in the Plan to secure the loan, (v) consent to a distribution for tax purposes equal to the amount of loan principal and interest then owing in the event of a default in the repayment of the loan, and (vi) authorize the payment from his Accounts of reasonable loan processing fees.

15.2 Loan Requirements. Any loan to a Participant shall be subject to the following requirements:

      (a) The loan when combined with all other Plan loans outstanding may not exceed the lesser of (i) $50,000 or (ii) 50 percent of the value of the Participant's vested interest in his Accounts, including the vested portion of the Employer Contributions Account. For purposes of this Section 15.2, the value of a Participant's vested interest shall be determined as of the last Valuation Date with respect to which such interest or balance has been calculated at the time that the loan application is submitted. The maximum loan amount of $50,000 otherwise available to a Participant is reduced by the excess, if any, of the highest outstanding balance of Plan loans to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date when the loan is made.

     (b)     The loan must be at least $1,000.

     (c) The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be the current estimated blended fixed interest rate for Fixed Investment Fund or the Prime Rate published in the Wall Street Journal at the beginning of the current calendar quarter plus 1%, whichever is higher, provided that the Plan Administrator may in its discretion establish a different method of establishing the interest rate consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements.

    (d)     The loan may be for any term of months not to exceed 60 months.

    (e) Notwithstanding the 60 month limit in Section 15.2(d), any loan used to acquire or construct any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant may be for any term of months not to exceed 180 months.

    (f) The term of any loan shall not extend beyond the date on which the Participant attains age 70.

    (g) The Plan Administrator shall establish standards in accordance with ERISA and the Code and such rules as it deems necessary which shall be uniformly applicable to all Participants similarly situated and shall govern the Plan Administrator's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with this Section and such standards adopted by the Plan Administrator in accordance with
 Section 15.4. Such standards may prescribe minimum repayment periods, a maximum and minimum loan amount (within the limitations specified above), and shall require spousal consent for loans to married Participants and other relevant factors.

   (h) No Participant shall have more than two Plan loans outstanding at any time, and no more than one loan may be taken in a calendar month.

   (i) Except as otherwise provided by the Plan Administrator, a Participant may not take a loan in the same month in which a withdrawal request is submitted or a distribution made.

15.3 Repayment Of Plan Loans. A Promissory Note shall be required for a loan as set forth below.

   (a) Each loan shall be evidenced by a promissory note executed by the Participant and payable to the Trustee, due and payable in full not later than the earliest of: (i) a fixed maturity date meeting the requirements of
 Section 15.2(d) or (e) above; (ii) the Participant's death; or (iii) the time which the Participant ceases to be an Employee.

   (b) The promissory note shall provide for the payment of equal monthly installments of principal and interest on the unpaid balance of principal at the fixed annual rate set forth in Section 15.2(c) on the date the note is executed. The note shall further provide that the monthly payments shall be through semi-monthly payroll deductions.

   (c) The promissory note shall evidence such additional terms as are required by this Section 15.2 or by the Plan Administrator.

15.4 Loan Application Approval. The Plan Administrator or its delegate shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Participant of such approval or disapproval.

15.5 Borrowing Sequence. A Participant shall first borrow from his available Participant Contributions Account. If the Participant's Participant Contributions Account is not sufficient to fund the loan, the Participant shall next borrow from his Flex Account (if any), his ESOP Account (if any), his IRA Account (if any), his Trustee Transfer Account (if any), his Rollover Account (if any), his vested Employer Contributions Account and his Deferred Contributions Account, and the loan shall come from each of the Accounts in the order stated above until each account is withdrawn before proceeding to the next account. A Participant may borrow from any Fund or pro rata across all funds.

15.6 Funding Of Loans. Each loan shall be made only from the Accounts of the borrowing Participant and shall be treated as an investment of the Participant's Accounts from which the Participant's loan was funded.

15.7 Loan Repayments. Each loan to a Participant shall be repaid in level monthly amounts over a period meeting the requirements of Section
 15.2 hereof. The monthly installments must be paid through automatic semi-monthly payroll deductions, except as provided by the Plan Administrator. Loans may be prepaid in whole or part at any time. All loan repayments made through payroll deductions shall be transmitted by the Participating Company to the Trustee as soon as practicable after such amounts are withheld. Each loan repayment of principal and interest will be allocated to the Participant's Accounts based upon elections made pursuant to Article 5. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

15.8 Loan Security. The repayment of any loan under the Plan shall be secured by 50% of the Participant's entire interest in the Plan.

15.9 Repayment While On Leave Of Absence Or While Disabled. If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so that regular installment payments cannot be made by means of payroll deductions, the Participant will be required to make regular monthly payments of principal and interest at the time and place established by the Plan Administrator.

15.10 Default. If at any time prior to the full repayment of a loan to a Participant under the Plan, the Participant should cease to be a Participant by reason of his or her retirement, death, severance from employment or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan, the unpaid balance owed by the Participant on the loan shall be due and payable in full immediately without notice or demand. If the Participant does not repay the full amount of the unpaid balance within the time established by the Plan Administrator, which shall not extend beyond the end of the calendar quarter following the calendar quarter when the required loan repayment was due, no Employee Contributions or Deferred Contributions shall be made to the Participant's Accounts and the Plan Administrator may take whatever steps it deems necessary to collect the unpaid balance of the loan plus any accrued interest. The amount of the distribution otherwise payable to the Participant or the amount of the Participant's vested interest in his Accounts, (or, in the case of his death, to his Beneficiary) shall be reduced by the amount of outstanding principal and interest on the loan at the time of such distribution and applied in satisfaction of the Participant's loan obligations. To the extent that the reduction in the amount of the distribution or the reduction in the Participant's vested interest is sufficient to discharge the Participant's total outstanding liability under the loan, such reduction shall constitute a complete discharge of all liability of the Participant to the Plan for the loan. In the event that the reduction in this
 Section 14.11 is not sufficient to fully discharge the Participant's obligation under the loan, the Participant, his heirs, successors and assigns shall be liable for the payment of the remaining amounts due under the loan and such Participant, his heirs, successors or assigns shall make payment upon notice by the Plan Administrator.

15.11 Former Participants. For purposes of this Article 15, the term "Participant" shall include a former Participant who remains an employee of the Company or an Affiliated Company.

15.12 General Requirements. Notwithstanding anything to the contrary contained herein, each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and other applicable state or federal laws. The Plan Administrator shall act in its sole discretion to ascertain whether the requirement of such laws, regulations, and rulings have been met.

                   ARTICLE 16 - ROLLOVERS AND TRANSFERS

16.1 Rollovers. The Plan Administrator is authorized to accept a Rollover Contribution that exceeds $200 from an Employee in cash, even if he or she is not yet a Participant. The Employee shall furnish satisfactory evidence that the amount is eligible for rollover treatment. A Rollover Contribution must be paid to the Plan Administrator in cash within sixty (60) days after the date received by the Employee from a qualified plan. Such amounts shall be posted to the Employee's Rollover Account by the Plan Administrator as of the date received by the Plan Administrator.

 If it is later determined that an amount transferred pursuant to the above paragraph did not in fact qualify as a Rollover Contribution, the balance credited to the Employee's Rollover Account shall immediately be
 (1) segregated from all other Plan assets, (2) treated as a non-qualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

16.2 Trustee Transfers From Other Qualified Plans. The Plan may receive assets in cash or in king that exceeds $200 from another qualified plan. The Trustee may refuse the receipt of any transfer if;

    (a)     the Plan Administrator finds the in-kind assets unacceptable,

    (b) instructions for posting amounts to Participants' Accounts are incomplete,

    (c) any amounts are not exempted by Section 401(a)(11)(B) of the Code from the annuity requirements of Section 417 of the Code, or

    (d) any amounts include benefits protected by Section 411(d)(6) of the Code which would not be preserved under applicable Plan provisions.

 Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Plan Administrator.

16.3 Trustee Transfer To Other Qualified Plans. With respect to any payment hereunder which constitutes an eligible rollover distribution in excess of $200 (within the meaning of Section 402(c)(4) of the Code), a Participant (or Beneficiary) may direct the Plan Administrator to have such payment paid in the form of a single Trustee Transfer, provided the Plan Administrator receives written notice of such direction with specific instructions as to the eligible retirement plan as defined in Section 401(a)(31)(D) of the Code to which the Trustee Transfer is to be made on or prior to the applicable notice date for payment.

16.4 Definitions. For purposes of this Article, the following terms shall apply:

 "Rollover Contributions" means a rollover contribution as described in
 Section 402(c) of the Code (or its predecessor).

 "Trustee Transfer" means (a) a transfer to the Trustee of an amount by the trustee of a retirement plan qualified for tax-favored treatment under
 Section 401(a) of the Code or by the trustee of a trust forming part of such a plan, which plan provides for such transfer; or (b) a transfer from the Plan Administrator of an amount for the benefit of a Participant to the custodian of an eligible retirement plan within the meaning of Section 402(c)(8)(B) of the Code, provided such plan provides for the receipt of such transfers.